UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2025, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”), completed its previously announced privately negotiated exchange transaction with two institutional investors (the “Investors”) pursuant to which the Investors exchanged a total of approximately $48 million aggregate principal amount of the Company’s 6.50% Senior Notes due 2026 and approximately $84 million aggregate principal amount of the Company’s 8.125% Senior Notes due 2026 owned by them (the “Exchanged Notes”) for approximately $101 million aggregate principal amount of newly-issued 8.75% Senior Secured Second Lien Notes due 2030 (the “New Notes”), whereupon the Exchanged Notes were cancelled (such transaction, the “Exchange”).

Indenture

The New Notes were issued pursuant to an Indenture, dated as of May 19, 2025 (the “Indenture”), between the Company, certain subsidiaries of the Company, as guarantors, and GLAS Trust Company LLC, a New Hampshire limited liability company, as trustee and collateral agent (in such capacities, the “Trustee”), and the New Notes are unconditionally guaranteed jointly and severally by all direct and indirect wholly-owned restricted subsidiaries of the Company, subject to certain excluded subsidiaries (collectively, the “Guarantors”). The New Notes are secured by substantially all of the assets of the Company and the Guarantors, pursuant to a security and pledge agreement, dated as of May 19, 2025 (the “Security and Pledge Agreement”), by and among the Company, the Trustee and the other parties party thereto. The security interests in the Company’s assets are subject to an intercreditor agreement (the “Intercreditor Agreement”) governing the rights and priorities of the secured parties under the Credit Agreement, the Indenture and the holders of certain other indebtedness outstanding on May 19, 2025 and that may be incurred in the future. Under the Intercreditor Agreement and other intercreditor arrangements, the New Notes are subordinated in right of payment and lien priority to the satisfaction in full of (i) the obligations and satisfaction of the liens under the Company’s Credit Agreement, dated as of January 18, 2024, with certain subsidiaries of the Company as guarantors, the lenders party thereto and Axos Bank, as administrative agent (as amended, the “Credit Agreement”), (ii) the obligations and lien under the junior secured promissory note with B. Riley and (iii) certain obligations secured by a lien in favor of the Pension Benefit Guaranty Corporation (a wholly owned United States government corporation and agency acting on behalf of the B&W Pension Plan (as defined below)) in connection with its waiver of required minimum contributions to the Retirement Plan for Employees of Babcock & Wilcox Commercial Operations (the “B&W Pension Plan”).

The New Notes will accrue interest a rate of 8.75% per annum, payable semi-annually in arrears on June 30 and December 30, starting December 30, 2025. The New Notes will mature on June 30, 2030.

Subject to the intercreditor arrangements discussed above, the Company may redeem the New Notes at any time, in whole or in part, after May 19, 2026, at a redemption price equal to 100% of the applicable principal amount being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Indenture contains certain affirmative and negative covenants that, among other things, limit the Company’s and its subsidiaries’ ability to incur additional indebtedness or liens.

The Indenture contains events of default, including with respect to a failure to make payments under the New Notes and certain bankruptcy and insolvency events.

The foregoing descriptions of the Security and Pledge Agreement and Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Security and Pledge Agreement, Indenture and Form of 8.75% Senior Secured Second Lien Notes due 2030, which are attached as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Credit Agreement

In connection with the Indenture, the Company, certain subsidiaries of the Company, as guarantors, the lenders party to the Credit Agreement and Axos Bank, as administrative agent entered into the Joinder and Seventh Amendment to Credit Agreement (the “Seventh Amendment”). The Seventh Amendment, among other things, permits the Exchange, the issuance of the 8.75% Senior Secured Second Lien Notes due 2030 and the transactions contemplated thereby, and amends the maturity date to January 18, 2027; provided that (i) if the Company’s 8.125% senior notes due 2026 are not repaid, defeased, or otherwise satisfied in full or refinanced by November 28, 2025 or the maturity date has not otherwise been extended to a date on or after July 18, 2027, then November 28, 2025, and (ii) if the Company’s 6.50% senior notes due 2026 are not repaid, defeased, or otherwise satisfied in full or refinanced by September 30, 2026, or the maturity date has not otherwise been extended to a date on or after July 18, 2027, then September 30, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of May 19, 2025, by and among Babcock & Wilcox Enterprises, Inc., certain of its subsidiaries, as guarantors, and GLAS Trust Company LLC, as trustee and collateral agent (including form of 8.75% Senior Secured Second Lien Notes due 2030).

4.2	Form of 8.75% Senior Secured Second Lien Notes due 2030 (included as Exhibit A in Exhibit 4.1).

10.1	Security and Pledge Agreement, dated as of May 19, 2025, by and among Babcock & Wilcox Enterprises, Inc., GLAS Trust Company LLC and the other parties party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

May 21, 2025	By:	/s/ Cameron Frymyer
Cameron Frymyer
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Representative)